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                                  PROMISSORY NOTE

$30,000.00                                                    September 4, 1998

FOR VALUE RECEIVED, LIGHT TOUCH VEIN & LASER, INC., an Ohio corporation, promises to pay to INTRAM INVESTMENT CORPORATION, the sum of Thirty Thousand and 00/100 Dollars.

Said Note is to be repaid in seven (7) weekly installments Five Thousand Eighteen and 53/100 Dollars ($5,018.53) each, beginning September 24, 1999, and a final payment of Eight Thousand One Hundred Three and 17/100 Dollars ($8,103.17) due and owing on November 12, 1999.

The Maker hereby waives presentment, notice of non-payment and protest.


                                   LIGHT TOUCH VEIN & LASER, INC.

                                   By: /s/ Colin C. Herd
                                      ------------------------------
                                        Colin C. Herd, Director